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                                                                    Exhibit 99.1


                        Form of Proxy Card of RiverDelta

PROXY                                                                      PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF RIVERDELTA NETWORKS, INC.
                             3 Highwood Drive East
                        Tewksbury, Massachusetts  01876

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD [    ], 2001


     The undersigned stockholder of RIVERDELTA NETWORKS, INC., a Delaware corporation (the "Company"), revoking all prior proxies related to these shares, hereby appoints David Callan and Michael Brown, and each of them (with full power to act alone), their attorneys and agents with full power of substitution to vote as Proxy for the undersigned stockholder as herein stated at the special meeting of stockholders of the Company to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present at said meeting, upon the proposals set forth below and in accordance with their discretion on any other matters that may properly come before the special meeting. Without limiting the general authorization given by this proxy, the proxies are instructed to vote or act on the proposals as indicated on the reverse side of this proxy.

                                 **IMPORTANT**
    PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE TO THE ATTENTION OF MICHAEL R. BROWN,
                             SECRETARY, RIVERDELTA


Mark here for address change and note below. [_]

Address  ______________________
         ______________________
         ______________________


                                See Reverse Side
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                           RIVERDELTA NETWORKS, INC.
                    PLEASE MARK VOTE IN THE FOLLOWING MANNER
                            USING DARK INK ONLY.[X]


1. To approve and adopt the Agreement and Plan of Merger, dated as of July 11, 2001, among Motorola Inc., a Delaware corporation, Bayou Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Motorola, and RiverDelta Networks, Inc., a Delaware corporation, the merger, and the appointment of Todd Dagres as the stockholder representative under the Agreement and Plan of Merger, as described in the accompanying Proxy Statement/Prospectus.

     For [____]       Against [____]      Abstain [____]


2. To amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock to _________ and the number of authorized shares of the Company's undesignated Preferred Stock to 13,860,000, of which 6,500,000 will be designated Series B Preferred Stock. This proposal is conditional upon approval of Proposal 1.

     For [____]       Against [____]      Abstain [____]


3. For the holders of the Series A Preferred Stock, voting as a separate class, to elect pursuant to Article IV, Section B.2(d)(vii)(A) of the Company's Restated Certificate of Incorporation to be deemed to have converted all shares of Series A Preferred Stock into shares of the Company's Common Stock immediately prior to the effective time of the merger in lieu of receiving a liquidation preference of $1.359 per share. This proposal is conditional upon approval of Proposal 1.

     For [____]       Against [____]      Abstain [____]


4.   In their discretion the proxies are authorized to vote upon such other
     business as may properly come before the meeting.  As of     , 2001, the
     Board of Directors does not know of any other matters to come before the meeting.


                      THIS PROXY, WHEN PROPERLY EXECUTED,
                         WILL BE VOTED AS SPECIFIED OR,
                          WHERE NO DIRECTION IS GIVEN,
            WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 SET FORTH ABOVE.


Dated:    _______________, 2001

Signature(s)  _____________________________

              _____________________________

Please sign your name exactly as it appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, etc., please give your full title as it appears herein. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer.